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                                                                    EXHIBIT 23.1

                [LETTERHEAD OF SAMSON BELAIR DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Registration Statement of CGI Group Inc. on Form F-4 of our report dated November 7, 2000 (except for Notes 7 a), 15 a) to
f), and 17 which are dated June 27, 2001) appearing in the Prospectus, which is part of this Registration Statement.



    We also consent to the use in this Registration Statement of CGI Group Inc. on Form F-4 of our report on Comments for United States Readers on reporting differences between Canada and the United States dated June 27, 2001 with respect to our report dated November 7, 2000 (except for Notes 7 a), 15 a) to f) and 17 which are dated June 27, 2001) referred to above.



    We also consent to the reference to us under the headings "Experts" in the Registration Statement.


                                          /s/ SAMSON BELAIR/DELOITTE & TOUCHE
                                          Chartered Accountants


Montreal, Quebec
June 27, 2001